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News Release
For Immediate Release

   OCCULOGIX APPOINTS GILBERT S. OMENN, M.D., PH.D. TO ITS BOARD OF DIRECTORS

TORONTO, ON - April 18, 2005 - OccuLogix, Inc. (NASDAQ:RHEO; TSX:RHE), announced today that Gilbert S. Omenn, M.D., Ph.D. has been appointed to its Board of Directors.

Dr. Omenn is Professor of Internal Medicine, Human Genetics, and Public Health at the University of Michigan. He served as Executive Vice President for Medical Affairs and as Chief Executive Officer of the University of Michigan Health System from 1997 to 2002. He was formerly Dean of the School of Public Health, and Professor of Medicine and Environmental Health, University of Washington, Seattle. His research interests include cancer proteomics, chemoprevention of cancers, public health genetics, science-based risk analysis, and health policy. He was principal investigator of the beta-Carotene and Retinol Efficacy Trial (CARET) of preventive agents against lung cancer and heart disease; director of the Center for Health Promotion in Older Adults; and creator of a university-wide initiative on Public Health Genetics in Ethical, Legal, and Policy Context while at the University of Washington and Fred Hutchinson Cancer Research Center. He served as Associate Director, Office of Science and Technology Policy, and Associate Director, Office of Management and Budget, in the Executive Office of the President in the Carter Administration.

He is a member of the Council and leader of the Plasma Proteome Project for the international Human Proteome Organization (www.hupo.org), and in 2005 became President of the American Association for the Advancement of Science (www.aaas.org). Dr. Omenn is a longtime director of Amgen Inc. (NASDAQ:AMGN) and of Rohm & Haas Company (NYSE:ROH).

Dr. Omenn is the author of over 390 research papers and scientific reviews and author/editor of 17 books. He is a member of the Institute of Medicine of the National Academy of Sciences, the American Academy of Arts and Sciences, the Association of American Physicians, and the American College of Physicians. He chaired the presidential/congressional Commission on Risk Assessment and Risk Management ("Omenn Commission"), served on the National Commission on the Environment, and chaired the NAS/ NRC/IOM Committee on Science, Engineering and Public Policy. He received the John W. Gardner Legacy of Leadership Award from the White House Fellows Association in 2004.

Dr. Omenn received his B.A. from Princeton, the M.D., from Harvard Medical School, and a Ph.D. in genetics from the University of Washington.

"We are thrilled to have Dr. Omenn join the Company's Board," stated Elias Vamvakas, OccuLogix's Chairman and CEO. "Gil's great clinical and scientific accomplishments, and his experience on the Boards of various public companies, professional associations and social institutions, will be a tremendous asset to OccuLogix as we work toward bringing to fruition the potential Rheopheresis represents in delivering hope for the first time to the millions of people suffering from Dry AMD."

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About OccuLogix, Inc.

OccuLogix is a health care company that brings innovative and evidenced-based medical therapies to market. OccuLogix's common shares trade on the NASDAQ National Market under the symbol 'RHEO' and on the Toronto Stock Exchange under the symbol 'RHE'.

Forward Looking Statements

This press release may contain forward-looking statements. These statements relate to future events and are subject to risks, uncertainties and assumptions about the company. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. Many factors may cause our actual results to differ materially from any forward-looking statement, including the factors detailed in our filings with the Securities and Exchange Commission and Canadian regulatory authorities, including our Registration Statement on Form S-1. We do not undertake to update any forward-looking statements.


FOR FURTHER INFORMATION PLEASE CONTACT:

OccuLogix, Inc.
Stephen Kilmer
VP, Corporate Affairs
(905) 602-0887 ext. 3904
stephen.kilmer@occulogix.com